EXHIBIT 10(h)

                                   COATINGS LICENSE AGREEMENT

                                              dated

                                      as of March 24, 1993

                              Between the Company and Montana, C.A.





                           COATINGS LICENSE AGREEMENT


       THIS AGREEMENT made, as of the 24th day of March, 1993, by and between Grow Group, Inc. (on behalf of its Devoe & Raynolds Co. division), a corporation organized and existing under the laws of the State of New York, U.S.A., having an office at 4000 Dupont Circle, Louisville, Kentucky 40207 (hereinafter referred to as "Licensor"), and MONTANA, C.A., a corporation organized and existing under the laws of the Republic of Venezuela, having an office at Calle Hans Neumann, Los Cortijos De Lourdes, Edificio Corimon, Caracas 1060, Venezuela (hereinafter referred to as "Licensee").

                                     WITNESSETH:

               WHEREAS, Licensor possesses certain valuable formulas, trade secrets, know-how, technological information and data, laboratory research, product information and technical knowledge relating to the formulation and manufacture of certain architectural paint products (hereinafter, with the exception of all Hydro-Shur coatings, referred to as the "D & R Coatings"); and

               WHEREAS, Licensor desires to enter into a licensing agreement with a manufacturing and marketing entity to facilitate the manufacture, sale and distribution of the D & R Coatings in the Republic of Venezuela (hereinafter referred to as the "Territory") using formulae, technology and know-how of Licensor; and

               WHEREAS, Licensee currently manufactures a line of architectural coatings which it believes can be improved through its utilization of the Technical Information (as hereinafter defined) (such architectural coatings of Licensee whether improved or not and the D & R Coatings are hereinafter referred to collectively as the "Coatings"); and

               WHEREAS, Licensee also desires to obtain a license to manufacture, sell and distribute the D & R Coatings in the Territory on the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, for and in consideration of the foregoing and of the mutual promises and covenants contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:





                                      SECTION 1
                                     DEFINITIONS

          1.1 The term "Technical Information" shall mean all information in use by Licensor in its manufacture, use and sale of D & R Coatings which have been fully tested, proven and marketed by Licensor, as further defined under Section 3.

          1.2 The term "Licensed Trademarks" shall mean those trademarks listed in Appendix A as well as additional trademarks which may from time to time be added to Appendix A by the parties hereto pursuant to mutual agreement in writing.

          1.3 The term "Net Sales" shall mean gross sales to the trade less returns, any product shipping costs included in gross sales, any turnover tax absorbed by Licensee, general price discounts, and discounts for prompt payment which are actually given by Licensee to its customers.

          1.4 The term "Contract Year" shall mean each successive period of 365 calendar days (366 days in the case of leap years) during the term of this Agreement, commencing with the Effective Date.

          1.5 The term "Effective Date" shall mean the date that this Agreement is registered with the Venezuelan Superintendency of Foreign Investment (SIEX).

                                      SECTION 2
                       LICENSE, MANUFACTURE, PACKAGING AND SALE

          2.1  Licensor hereby grants to Licensee, during the term of this
          Agreement,      ***     license to utilize the Technical
          Information to manufacture the Coatings, in the plants of Licensee, within the Territory.

          2.2  Licensor further grants to Licensee a     ***     license to
          use and sell the Coatings.

          2.3 Licensee acknowledges that the favorable reputation and goodwill associated with the D & R Coatings are dependent for preservation thereof upon the proper manufacture of the D & R Coatings and upon the maintenance of the standard quality of the D & R Coatings. Licensee shall at all times manufacture the D & R Coatings only in accordance with Technical Information furnished by Licensor to Licensee pursuant to Section 3, and will maintain quality control standards specified by Licensor.


          ***confidential - intentionally omitted and filed separately with the Securities and Exchange Commission (the "SEC").








          2.4 Licensee further agrees to manufacture and sell the Coatings in compliance with all applicable laws and regulations of any legally constituted public authority, and to notify Licensor immediately should it learn that Technical Information furnished by Licensor to Licensee is in violation of such laws and regulations. Licensee agrees to indemnify and hold harmless Licensor and to assume responsibility for any penalty imposed upon it or upon Licensor by any legally constituted public authority arising in any manner out of or in connection with any act or omission of Licensee hereunder causing non-compliance with such laws and regulations.

          2.5 Licensee agrees to use its best efforts to develop and increase sales of the Coatings through the use of the Technical Information made available hereunder.

                                      SECTION 3
                                TECHNICAL INFORMATION

          3.1 Licensor shall furnish to Licensee, in the manner hereinafter specified, all Technical Information pertaining to the D & R Coatings which Licensor presently has, develops or hereafter acquires with the right of free transmittal during the term of this Agreement; provided, however, that Licensee agrees that Licensor has no obligation to furnish technical information to Licensee which Licensor secures by way of merger and/or acquisition.

          3.2 In carrying out the provisions of Subsection 3.1, Licensor will:

               (a) Furnish to Licensee for its use hereunder identification of raw material sources, raw material specifications (if any), control tests (if any) for purchased raw materials, details of manufacturing operations (including process engineering), formulae and testing procedures for intermediate and finished products, application techniques, details of design and use of equipment utilized in manufacturing operations of Licensor (or, in lieu thereof, source and identification of purchased equipment) and other technical information in the possession of Licensor necessary for the manufacture, use and sale of the D & R Coatings. It is intended by and between the parties that the major portion of the Technical Information to be provided by Licensor to Licensee under this Agreement will be furnished in the manner set forth in this Subsection 3.2.













               (b) At the request of Licensee, receive at reasonable times Licensee's personnel designated by Licensee, for training in appropriate facilities of Licensor, as designated by Licensor, for periods not to exceed in total 20 man days during the first Contract Year of this Agreement and, thereafter, 10 man days during each subsequent Contract Year of this Agreement. Licensee agrees to pay all costs and expenses incurred by its personnel under this Subsection, including, but not limited to, salary, travel and living expenses. Licensee shall hold harmless Licensor from any and all injury, loss, or damage to the person or property of Licensor or its employees, Licensee's personnel or third parties occasioned by any act or neglect on the part of the said personnel of Licensee, shall defend at its cost any and all actions arising therefrom, and shall pay promptly all attorneys' fees and judgments resulting therefrom.

               (c) Assist Licensee through correspondence regarding the Coatings.

               (d) If, in addition, Licensee so requests, Licensor agrees to provide to Licensee, at reasonable times, outside the United States, royalty free and incidental to the technical assistance and Technical Information furnished in or from the United States, the services of Licensor's personnel skilled in the D & R Coatings. Licensee agrees to pay to Licensor $300.00 per man day for each day (including travel time) said personnel are away from their home location, plus the travel and reasonable living expenses of said personnel during such periods.

          3.3 Licensee agrees to furnish to Licensor, for Licensor's and its affiliates use during the term of this Agreement and thereafter, and with the right of free transmittal, all technical information relative to the Coatings which Licensee develops or acquires during the term of this Agreement and which constitutes a modification of or improvement upon the Technical Information furnished by Licensor to Licensee hereunder. Licensee shall furnish such technical information to Licensor in the same general manner and under the same conditions as Licensor furnishes Technical Information to Licensee under Subsections 3.1 and 3.2 (a) and (c) hereof.

          3.4 In carrying out the provisions of Subsection 3.3, Licensee agrees to receive at reasonable times, upon written request by Licensor, up to two personnel of Licensor in the facilities of Licensee for a total of up to 10 man days in each Contract Year during the term hereof, and to give such personnel access to the business operations of Licensee with respect to the Coatings as regards Licensee's use of the Technical Information and modifications thereof or improvements thereto by Licensee.









          Licensor agrees to pay all costs and expenses incurred by its personnel under this Subsection 3.4, including, but not limited to, salary, travel and living expenses. Licensor shall hold harmless Licensee from any and all injury, loss or damage to the person or property of Licensee or its employees, Licensor's personnel, or third parties occasioned by any act or neglect on the part of the said personnel of Licensor, shall defend at its cost any and all actions arising therefrom, and shall pay promptly all attorneys' fees and judgments resulting therefrom.

          3.5 Licensee hereby grants to Licensor and its affiliates, the non-exclusive, royalty-free right to employ, and to authorize others licensed by Licensor in connection with the D & R Coatings to employ, the technical information furnished by Licensee to Licensor under this Agreement. Licensor agrees, when licensing others for the D & R Coatings, to use its best efforts to establish under similar arrangements with other parties, reciprocal rights for the benefit of Licensee in the Territory respecting technical information furnished by such other parties to Licensor. The grants made in this Subsection shall survive the expiration or termination of this Agreement and shall continue following such expiration or termination, non-exclusive, royalty free and without geographic limitation.

          3.6 Licensee agrees to take no action with respect to the Technical Information furnished to it by Licensor under this Agreement or the Coatings produced employing the same which would be illegal under U.S. laws or regulations relating to the export of technical data, as communicated to it from time to time by Licensor. Licensee agrees to indemnify and hold harmless Licensor and to assume responsibility for any penalty imposed upon it or upon Licensor by any legally constituted public authority arising in any manner out of or in connection with any act or omission of Licensee hereunder causing non-compliance with such laws and regulations.

                                      SECTION 4
                                      TRADEMARKS

          4.1  Licensor hereby grants to Licensee, during the term of this
          Agreement, a     ***     license under Licensor's rights under
          the common law or by registration to use the Licensed Trademarks on and in connection with its sale of the D & R Coatings in the Territory provided that the D & R Coatings meet Licensor's then current standards and requirements as more fully set forth herein.

          ***confidential - intentionally omitted and filed separately with the Securities and Exchange Commission (the "SEC").









          4.2 Licensee recognizes that the favorable reputation and goodwill associated with the Licensed Trademarks are dependent for their preservation upon the proper use of the Licensed Trademarks, upon the proper manufacture of the D & R Coatings, and upon the maintenance of the standard quality of the D & R Coatings produced by Licensee hereunder. Licensee thus agrees that it will not use, or knowingly consent to the use of, any Licensed Trademark (including, without limitation, on any label or product literature) except in accordance with the standards and requirements which from time to time are furnished by Licensor. Licensor reserves the right to modify such standards and requirements at any time. Licensee agrees, upon request by Licensor, to promptly deliver to Licensor samples of the D & R Coatings and all labels and other items to which it applies the Licensed Trademarks.

          4.3 Notwithstanding the rights granted in Subsection 4.1 above, Licensee need not use the Licensed Trademarks and Licensor's product names and numbers on D & R Coatings manufactured and sold by Licensee under this Agreement.

          4.4 During the term of this Agreement and thereafter, Licensee will not use, or knowingly consent to the use of, any trademark, tradename or commercial name, on or in connection with the Coatings or other products of Licensee, which trademark, tradename or commercial name is similar in sound, appearance or meaning to any Licensed Trademark or any other trademark, tradename or commercial name employed by Licensor or other companies affiliated with Licensor.

          4.5 Licensee acknowledges that the Licensed Trademarks are the exclusive property of Licensor. Licensee agrees to take all actions requested by Licensor, at the expense of Licensor, to assist Licensor in maintaining the Licensed Trademarks and the ownership thereof by Licensor.

          4.6 Licensee shall include or cause to be included, by means of imprint, lithography or label, the legend "Manufactured under license from Devoe & Raynolds Co., Division of Grow Group, Inc." on all containers of the D & R Coatings which are manufactured by Licensee under this Agreement and which utilize the Licensed Trademarks.
















                                      SECTION 5
                                       PAYMENT

          5.1 Licensee will pay to Licensor, as an initial fee for the Technical Information licensed hereunder and furnished in or from the United States, simultaneously with the execution of this
          Agreement, the sum of     ***     dollars in United States
          currency, no part of which sum shall be refundable in any event.

          5.2  In addition to the     ***     dollar payment specified in
          Subsection 5.1 above, Licensee shall pay to Licensor during the term of this Agreement a running royalty for the Technical Information licensed hereunder and furnished in or from the
          United States of      ***     Licensee's Net Sales of the
          Coatings manufactured by Licensee, for sale to third parties, regardless of the end uses for which the Coatings are sold, where sold, or the trademark, if any, under which sold. Licensee shall also pay to Licensor during the term of this Agreement a running royalty for the Technical Information licensed hereunder and
          furnished in or from the United States of     ***
          of the Net Sales value of all Coatings manufactured by Licensee for its and its affiliates internal use (such Coatings shall, for royalty purposes hereunder, have a Net Sales value equal to the Net Sales price of similar or identical Coatings sold to unrelated parties).

          5.3 Under this Agreement, a royalty shall be due when the Coating produced by Licensee is used or is sold (as determined at the time when it is billed, or if not billed, when it is shipped or otherwise delivered). Coatings which are scrapped, so as not to be used for their normal or intended purpose, or which are used in mere routine testing, are not subject to royalty. Royalties paid hereunder on Coatings returned by the customer, for which full credit is allowed, shall be credited on future royalty payments hereunder, but shall not be otherwise recoverable.

          5.4 For the first Contract Year only, Licensee shall pay running royalties to Licensor only, if, and to the extent that they
          exceed     ***     dollars in United States currency.


          ***confidential - intentionally omitted and filed separately with the Securities and Exchange Commission (the "SEC").














          If the running royalties to be paid by Licensee to Licensor for
          any subsequent Contract Year do not equal a minimum of     ***
          dollars in United States currency, Licensee shall pay to Licensor with its royalties payable for the last three-month period of each such Contract Year a sum sufficient to bring the total of all royalty payments for such Contract Year to the aforesaid minimum amount.

          5.5 Within 45 days after the end of each consecutive three-month period of each Contract Year, Licensee shall furnish to Licensor, signed and sworn to by an officer of Licensee, a royalty report stating for all constituents of the Coatings subject to royalty payment hereunder, the gross sales and Net Sales, in local currency, of each said Coating sold or used by Licensee during such period. Each royalty report shall be accompanied by the royalty payment due for such period in United States currency, converted from local currency at the most favorable exchange rate to Licensor prevailing in major Venezuelan banks on the last day of the period to which such payment relates. Licensor shall have the right, but not the obligation, to accept Venezuelan currency, in lieu of United States currency, should the royalty payment by Licensee to Licensor be prevented indefinitely or delayed more than six months by exchange control regulations of said government.

          5.6 Licensee shall keep complete records of all of its use of and sales of the Coatings. Licensor shall have access to Licensee's books, records, and accounts at all reasonable times during the term of this Agreement and for a period of 180 days after the expiration or termination of this Agreement for the purpose of auditing and otherwise assuring compliance with the terms of this Agreement. Licensee shall, at the request of Licensor, obtain from the independent auditor which regularly audits the books of Licensee, said auditor's statement certifying the accuracy of the royalty reports to be provided hereunder, for a period of up to two years preceding each such request.

          5.7 All payments to be made by Licensee to Licensor hereunder shall be disbursed without any deduction for taxes or similar levies imposed by any legally constituted public authority in the Territory or elsewhere, except to the extent that Licensor is able to and does obtain a credit against its taxes in the United States for such deductions. Licensee will obtain and provide Licensor on a timely basis with the original tax receipt and any other documentation necessary for Licensor to obtain credit against its taxes in the United States for any deduction made from any payment hereunder.


          ***confidential - intentionally omitted and filed separately with the Securities and Exchange Commission (the "SEC").







          5.8 Upon expiration or termination of this Agreement for any reason, the royalty report and corresponding payment covering the terminal period hereunder shall also include the Coatings produced by Licensee under this Agreement but not used or sold as of said termination, using as a Net Sales price for royalty calculations the average Net Sales price for each of the Coatings sold by Licensee during the 12 months immediately preceding such expiration or termination.

          5.9 Any payment not made by Licensee to Licensor when due hereunder shall bear interest, until paid, from a date 10 days after Licensee's payment is due, at a rate equal to the prime rate charged by Chemical Bank, New York, New York, on the date such payment is due, plus three percentage points.

                                      SECTION 6
                                   CONFIDENTIALITY

               Licensee agrees both a) during the term of this Agreement (including any extensions) and b) during an additional period of time equal to the initial term of this Agreement (10 years) plus any extension periods (if any) thereof (5 years per extension), even if this Agreement is terminated prior to the end of the initial or any extended term, to maintain in confidence 1) all Technical Information furnished to it under this Agreement, 2) the terms of this Agreement except to the extent disclosure to Licensee's attorneys, accountants and other professional advisors is necessary and 3) all technical information relative to the Coatings which Licensee develops or acquires during the term of this Agreement and which constitutes a modification of or improvement upon the Technical Information relative to the D & R Coatings furnished by Licensor to Licensee hereunder. Licensee further agrees to obligate all personnel of Licensee to adhere to the obligation of confidentiality to the extent that the Technical Information was not known to and was not the property of Licensee as evidenced by Licensee's written records at the time of receipt, or is not lawfully obtained from some other source having an unrestricted right of use and a legal right of disclosure. The obligation of confidentiality under this Section 6 shall not apply to technical information which is or becomes public knowledge through no fault of Licensee. The provisions of this Section 6 shall survive the expiration or termination of this Agreement.















                                      SECTION 7
                                      INDEMNITY

          7.1 In the mutual interest of eliminating to the maximum extent possible the risk of incurring complaints concerning the performance of the D & R Coatings, the parties hereto acknowledge the importance of Licensee (it being the primary contact with purchasers and users of the D & R Coatings in the Territory) always communicating to such purchasers and users complete and accurate information regarding usage and proper application of the D & R Coatings and proper preparation of surfaces to which the D & R Coatings are to be applied. Accordingly, except as to substandard performance of the D & R Coatings causally connected to defects in Technical Information furnished by Licensor to Licensee, Licensee shall indemnify and hold harmless Licensor against all claims, demands and liabilities of whatever kind and nature, including costs and expenses (including attorneys' fees) of defending against the same, arising in any manner out of or in connection with Licensee's manufacture, packaging, sale or use of the Coatings.

          7.2 Licensee shall provide prompt written notice to Licensor of all claims, demands, suits, actions or proceedings which are made or brought against Licensee by reason of Licensee's manufacture, packaging, sale or use of the D & R Coatings.

          7.3 In the event that Licensee maintains any insurance against either substantive liability under Subsection 7.1 or contractual assumptions of this indemnity obligation, Licensee shall effect Licensor to be added as a named insured in all policies evidencing any such insurance.

          7.4 The provisions of this Section 7 shall survive the expiration or termination of this Agreement.

                                      SECTION 8
                                 TERM AND TERMINATION

          8.1 This Agreement shall become effective on the Effective Date and shall run for an initial term of ten (10) Contract Years. This Agreement shall, after the initial term of ten (10) years, be renewed for successive terms of five (5) years upon the mutual agreement in writing of Licensee and Licensor.

          8.2  Licensor may terminate this Agreement:

               (a) If Licensee defaults in the payment of any royalties when due or in the performance of any other term or condition of this Agreement to be performed by it and such default is not









          cured within 30 days after notice in writing by Licensor, such termination to be effective at the expiration of such 30-day period.

               (b) If any proceedings in bankruptcy or in reorganization or for the appointment of a receiver or trustee or any other for the appointment of a receiver or trustee or any other proceedings under any insolvency law or law for the relief of debtors shall be instituted by or against Licensee and such proceedings are not set aside or vacated by a court of competent jurisdiction within 90 days after such proceedings are instituted, or if Licensee shall assign its property or a substantial part thereof for the benefit of creditors, effective 90 days after notice by Licensor, given any time after such proceedings are instituted or the assignment is made.

               (c) On written notice in the event of governmental expropriation or nationalization, in whole or in part, of any of the assets of Licensee which relate to activities of Licensee contemplated by this Agreement.

               (d) On written notice in the event of any change in the ownership or control of Licensee, or if a competitor of Licensor takes any ownership position in Licensee.

               (e) On written notice if Licensee wrongfully uses or wrongfully discloses any of the Technical Information.

               (f) On written notice if any one or more of the provisions of this Agreement are held invalid, illegal or unenforceable in any respect.

          8.3  Licensee may terminate this Agreement:

               (a) If Licensor defaults in the performance of any material term or condition of this Agreement to be performed by it, and such default is not cured within 60 days after notice in writing by Licensee, such termination to be effective at the expiration of such 60-day period.

               (b) If any proceedings in bankruptcy or in reorganization or for the appointment of a receiver or trustee or any other proceedings under any insolvency law or law for the relief of debtors shall be instituted by or against Licensor and such proceedings are not set aside or vacated by a court of competent jurisdiction within 90 days after such proceedings are instituted, or if Licensor shall assign its property or a substantial part thereof for the benefit of creditors, effective 90 days after notice by Licensee, given any time after such









          proceedings are instituted or the assignment is made.

          8.4 The rights of termination under Subsections 8.2 and 8.3 are not exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled, it being intended that all such remedies shall be cumulative and not exclusive.

          8.5 Upon expiration or termination of this Agreement, regardless of the party invoking termination provisions or the basis on which the Agreement is terminated, Licensee shall pay to Licensor, within 45 days after the date of expiration or termination, all royalties and any other payments that have accrued prior to such expiration or termination, required to be paid under this Agreement.

          8.6 Upon expiration or termination of this Agreement, Licensee shall make no further use in any manner of the Technical Information furnished to it by Licensor under this Agreement, including, but not limited to, manufacturing, sales, licensing or sublicensing, and the rights granted by Licensor to Licensee hereunder for Licensee's use of the Licensed Trademarks shall terminate to the same extent. Licensee shall return all originals and all copies of the Technical Information to Licensor and shall furnish a statement signed by an authorized officer of Licensee certifying that all Technical Information has been returned to Licensor and no copies have been retained by Licensee.

                                      SECTION 9
                                       SAVINGS

          9.1 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.2 The provisions of Subsection 9.1 notwithstanding, it shall be a condition precedent to the validity of this Agreement that there is not any law existing as of the date hereof which would have the force or effect of rendering inoperative to any degree or in any manner the termination provisions set forth within Subsections 8.2 and 8.3 or the provisions of Section 6 or Subsection 8.6.

          9.3 Should any duly constituted governmental body having jurisdiction or authority over either party enact, subsequent to the date hereof, any law vitiating the rights of either party under the provisions of Section 6, or Subsections 8.2, 8.3 or









          8.6, the party so affected shall then have the right to terminate this Agreement at any time before the effectiveness of such law, by giving prior written notice to the other. In the event any such law is effective immediately upon enactment or made retroactive to an earlier date, the party so affected shall then have the right to immediately terminate this Agreement simultaneously with or preceding the effective date of such law.

                                      SECTION 10
                                 CONFLICT OF INTEREST

          10.1 In order to prevent commingling and/or unauthorized disclosure, Licensee agrees during the term of this Agreement or any extension thereof, not to execute any other agreement for the licensing from a third party of technology used to manufacture coatings similar to the Coatings without the prior written consent of Licensor, which consent shall not unreasonably be withheld.

          10.2 Licensor and Licensee each represent to the other that this Agreement will not constitute interference or conflict of interest with any of its present agreements, working relationships or undertakings with any third party or parties, and that this Agreement will not be so affected thereby. Each covenants to the other that, for the duration of this Agreement or any extension thereof, it will not enter into any agreements, working relationships or undertakings which would give rise to interference or conflict of interest in connection with this Agreement or any extension thereof without the prior written consent of the other party, which such consent shall not be unreasonably withheld.

                                      SECTION 11
                              ASSIGNMENT AND SUBLICENSE

                All grants made by Licensor under this Agreement are non-assignable and are for the sole and exclusive use of Licensee, and Licensee shall not assign, sell, transfer or sublicense the within grants or any part thereof without the express written consent of Licensor. Any provision to the contrary notwithstanding, there shall be no restriction upon Licensor's right to assign and transfer this Agreement to its parent or any subsidiary or affiliate, or to any party in connection with a merger or consolidation involving Licensor or a sale of that portion of Licensor's business in connection with which this Agreement is utilized.












                                      SECTION 12
                                    FORCE MAJEURE

                Any delays in or failure by either party hereto in performance hereunder (other than the payment of monies due hereunder) shall be excused if and to the extent that such delays or failures are caused by occurrences beyond such party's control, including, but not limited to, acts of God, decrees of restraint of government, strikes or other labor disturbances, war, sabotage and any other cause or causes, whether similar or dissimilar to those already specified, which cannot be controlled by such party. Such performance shall be so excused during the inability of the party to perform so caused, but for no longer period, and the cause thereof shall be remedied with all reasonable dispatch.

                                      SECTION 13
                                    MISCELLANEOUS

          13.1 Licensee is an independent contractor and nothing contained in this Agreement shall be construed to place the parties in the relationship of partners, joint venture or agency and neither party shall have the power or authority to obligate or bind the other. Licensee is not authorized to, and shall not, make any commitment, representation or warranty for or on behalf of Licensor or hold itself out or represent itself as an agent of Licensor.

          13.2 All notices required to be given under this Agreement shall be in writing, and shall be delivered personally, or by reputable courier service, or by certified or registered mail, return receipt requested, addressed to the party at its address set forth below, or at such other address as it shall have theretofore specified by written notice similarly delivered:

               Licensor:  Devoe & Raynolds Co.

                      Division of Grow Group, Inc.
                      4000 Dupont Circle
                      Louisville, KY  40207
                      Attention:  President
                      with a copy to:
                      Grow Group, Inc.
                      200 Park Avenue
                      New York, NY  10166
                      Attention:  Law Department












               Licensee: Montana, C.A.

                      Calle Hans Neumann, Edificio Corimon
                      Los Cortijos de Lourdes
                      Caracas, Venezuela
                      Attention:  Presidente
                      with copies to:
                      Montana, C.A.
                      Calle Hans Neumann, Edificio Corimon
                      Los Cortijos de Lourdes
                      Caracas, Venezuela
                      Attention:  Gerente General
                      and
                      Corimon, C.A. S.A.C.A.
                      Apdo. 3654
                      Caracas, 1010-A
                      Venezuela
                      Attention:  Consultor Juridico

          13.3 The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, USA for the determination of any controversy whatsoever arising under or in connection with this Agreement. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or otherwise, and any action for enforcement of any judgment in respect thereof shall, at the option of the Licensor, be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Licensee hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts thereof. Licensee irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express courier or delivery service, to Licensee at its address referred to in Subsection 13.2 hereof. In addition, Licensee hereby designates CT Corporation System, 1633 Broadway, New York, New York, 10019 as Licensee's agent for service of process, and service upon Licensee shall be deemed to be effective upon service of CT Corporation System as aforesaid or of its successor designated in accordance with the following sentence. Licensee may designate another corporate agent or law firm reasonably acceptable to Licensor and located in the Borough of Manhattan, City of New York, as successor agent for service of process upon 30-days prior written notice to Licensor. Licensee irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or









          proceedings arising out of or in connection with this Agreement or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

          13.4 This Agreement shall be binding upon the successors or permitted assigns of either party hereto.

          13.5 The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          13.6 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and may be amended only by a document in writing subscribed by authorized signatories of the parties.

          13.7 The failure of either party to insist, in any one or more instances, upon a strict performance of any of the terms or conditions of this Agreement, or the waiver by either party of any term, condition or right hereunder, or of any default by the other party, shall not be deemed or construed to be a waiver by such party of any such term, condition, right or default in any other instance.






























                       IN WITNESS WHEREOF, the parties hereto have caused this Coatings License Agreement to be executed by their respective officers duly authorized thereunto, as of the date first above written.

          GROW GROUP, INC.


          By:   /s/ Joseph M. Quinn              Date:  3/24/93
              _________________________                 ________
                Joseph M. Quinn
                Executive Vice President


          MONTANA, C.A.


          By:   /s/ Arthur W. Broslat            Date:  3/24/93
              _______________________                   ________

                Name:  Arthur W. Broslat
                       __________________
                Title: President
                       __________________


          State of NEW YORK )
                            )ss.
          County of NEW YORK)

                On the 24th day of March, 1993 before me personally came Joseph M. Quinn to me known, who, being by me duly sworn, did depose and say that he resides in Prospect, Kentucky; that he is the Executive Vice President of Grow Group, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                                 /s/ Corinne Loreto
                                                 ___________________
                                                    Notary Public
















          State of NEW YORK )
                            ) ss.
          County of NEW YORK)


                On the 24th day of March, 1993 before me personally came Arthur W. Broslat to me known, who, being by me duly sworn, did depose and say that he resides in Caracas, Venezuela; that he is the President of Montana, C.A., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                 /s/ Corinne Loreto
                                                 ___________________
                                                    Notary Public









































                                      APPENDIX A

                                 LICENSED TRADEMARKS


          Trademark                              Registration Number


          ALL-WEATHER

          BAR-OX

          BLOXFIL

          DEVOE                                     67,782

          DE-VO-KO

          DE-VO-LAC

          DE-VO-TEX

          GRANITEX

          KILSTAIN

          KILSTAIN-WB

          METALCLAD

          MILLITE

          MIRROLAC

          MIRROLAC-WB

          MIRROTHANE

          PRIMECOAT

          REGENCY

          RE-NEW-COAT

          SPEED DRY

          SPEED-REX

          SPRA-MAX

          SUPER-POR-SEAL











                                      APPENDIX A

                                 LICENSED TRADEMARKS


          Trademark                              Registration Number


          TRAFFIC-LINE

          TRIPLE COVER

          TRU-FLO

          TRU-GLAZE

          TRU-GLAZE-4

          TRU-GLAZE-2

          TRU-GLAZE-WB

          UNI-GRIP

          VELOUR

          WONDER BOND

          WONDER-GUARD

          WONDER-HIDE

          WONDER-PRIME

          WONDER-PRUF

          WONDER-SHIELD

          WONDER SPRAY

          WONDER STICK

          WONDER TINT COLOR KEY COLORANTS

          WONDER-TONES

          WONDER WOOD SATIN

          WONDER WOOD SEALER

          WONDER WOODSTAIN





